Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact:	Howard H. Nolan
Senior Executive Vice President
Chief Financial Officer and Corporate Secretary
(631) 537-1000, ext. 7255

BRIDGE BANCORP, INC. ANNOUNCES FOURTH QUARTER 2013 DIVIDEND

(Bridgehampton, NY – January 6, 2014)  Bridge Bancorp, Inc. (the “Company”) (NASDAQ®: BDGE), the holding company for The Bridgehampton National Bank (the “Bank”), announced the declaration of a quarterly dividend of $0.23 per share.  The dividend will be payable on February 3, 2014 to shareholders of record as of January 20, 2014.  The Company continues its trend of uninterrupted dividends.

Bridge Bancorp, Inc. is a bank holding company engaged in commercial banking and financial services through its wholly owned subsidiary, The Bridgehampton National Bank. Established in 1910, the Bank, with assets of approximately $1.7 billion and a primary market area in Suffolk County, Long Island, operates 23 retail branch locations.  Through the branch network and electronic delivery channels, the Bank provides deposit and loan products and financial services to local businesses, consumers and municipalities. Title insurance services are offered through a subsidiary, Bridge Abstract and investments through Bridge Investment Services. The Bridgehampton National Bank continues a rich tradition of involvement in the community by supporting programs and initiatives that promote local business, the environment, education, healthcare, social services and the arts.

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